AMENDMENT DATED MARCH 1, 2005
                                TO THE BYLAWS OF
                          FRANKLIN MUTUAL RECOVERY FUND
                                  (THE "TRUST")


WHEREAS, Article VIII, Section 2 of the Bylaws provides that the Bylaws may be amended by the Board of Trustees by the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present; and

WHEREAS, by resolution dated March 1, 2005 at a meeting of the Board of Trustees, the Board of Trustees unanimously authorized the Bylaws to be amended as set forth below.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The first sentence of Article II, Section 5 is replaced in its entirety as follows:

      Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of Shares entitled to vote holding not less than a majority of the Shares present in person or by proxy at the meeting, or by the chairman of the Board or such other person as may be authorized by the Board, in the absence of the chairman.

2. The first paragraph of Article II, Section 9 is replaced in its entirety as follows:

      Before any meeting of Shareholders, the chairman of the Board, or such other person as may be authorized by the Board in the absence of the chairman, may appoint any person other than nominees for office to act as inspector at the meeting or any adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the Board, or such other person as may be authorized by the Board, in the absence of the chairman, shall appoint a person to fill the vacancy. Such appointments may be made by such persons in person or by telephone.

3. The first paragraph of Article II, Section 9 is replaced in its entirety as follows:

      Before any meeting of Shareholders, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, may appoint any person other than nominees for office to act as inspector at the meeting or any adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, shall appoint a person to fill the vacancy. Such appointments may be made by such officers in person or by telephone.

4.    The following section is added to Article III:

      Section 9. CHAIRMAN. The Board of Trustees may elect a Chairman for the purpose of presiding at meetings of the Board of Trustees (the "Chairman"). The Chairman may not be an "interested person" of the Trust, within the meaning of ss.2(a)(19) of the 1940 Act, and shall not be deemed to be an officer of the Trust. The Chairman shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board of Trustees or prescribed by these Bylaws. The Chairman may delegate his or her powers and duties to the trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements.

5. The second sentence of Article V, Section 1 is replaced in its entirety as follows:

      The Trust may also have, at the discretion of the Board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers, who shall have such authority and perform such duties as are provided in the Declaration of Trust, these By-Laws, or the Board, or, to the extent permitted by the Board, as the president may from time to time determine.

6. Article V, Section 5 is removed and the remaining Sections of Article V are renumbered accordingly.

7. The second sentence to Article VII, Section 3 and the first sentence of Article VII, Section 5 are amended by deleting the reference to the "chairman of the Board."

Adopted and approved as of March 1, 2005 pursuant to authority delegated by the Board of Trustees.

/S/ Murray L. Simpson
-------------------------------
[Signature]

MURRAY L. SIMPSON
-------------------------------
 [Name]

SECRETARY
[Title]

                          AMENDMENT DATED MARCH 1, 2005
                                TO THE BYLAWS OF
                        FRANKLIN MUTUAL SERIES FUND, INC.
                               (THE "CORPORATION")

WHEREAS, Article XIV of the Bylaws provides that the Bylaws may be amended by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of Board of Directors; and

WHEREAS, by resolution dated March 1, 2005 at a meeting of the Board of Directors, the Board of Directors unanimously authorized the Bylaws to be amended as set forth below.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The first two sentences of Article III, Section 14 are replaced in their entirety as follows:

      The Board of Directors may elect a Chairman for the purpose of presiding at meetings of the Board of Directors (the "Chairman"). The Chairman may not be an "interested person" of the Corporation, within the meaning of ss.2(a)(19) of the 1940 Act, and shall not be deemed to be an officer of the Corporation. The Chairman shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board of Directors or prescribed by these Bylaws. The Chairman may delegate his or her powers and duties to the directors or officers of the Corporation that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements.

2. The first sentence of Article V, Section 1 is replaced in its entirety as follows:

      The Officers of the Corporation shall be a President, a Secretary, a Chief Financial Officer and Chief Accounting Officer, and a Treasurer, each of whom shall be elected by the Board of Directors.

3.    The second sentence of Article V, Section 7 is deleted in its entirety.

Adopted and approved as of March 1, 2005 pursuant to authority delegated by the Board of Directors.


/S/ Murray L. Simpson
-------------------------------
[Signature]

MURRAY L. SIMPSON
-------------------------------
[Name]

SECRETARY
[Title]